UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 8, 2019

Date of Report (Date of earliest event reported)

TechnipFMC plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One St. Paul’s Churchyard

London, EC4M 8AP

United Kingdom

(Address of Principal Executive Offices) (Zip Code)

+44 203 429 3950

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The TechnipFMC Board of Directors advises that on January 8, 2019, Thierry Pilenko has decided to retire from the TechnipFMC Board of Directors, effective May 1, 2019, after the Company’s Annual General Meeting. Mr. Pilenko was appointed Executive Chairman of the Board of Directors of TechnipFMC to support the integration and provide continuity on a number of key projects following the formation of the Company through merger. Following the completion of the TechnipFMC integration and the successful delivery and start-up of two of the industry’s most significant projects – Prelude FLNG and Yamal LNG – Mr. Pilenko has announced his plan to retire from the Board of Directors.

Thierry Pilenko led Technip as Chairman and CEO from 2007, and over the next 10 years grew Technip into an industry leader with exemplary project execution. In January 2017, he assumed the role of Executive Chairman of TechnipFMC providing continuity and leadership during the integration period. On behalf of the 37,000 women and men of TechnipFMC, the Board of Directors thanks Thierry for his vision, leadership, and friendship.

The Board of Directors also announces that Doug Pferdehirt, TechnipFMC CEO, will assume the role of Chairman of the Board, effective May 1, 2019. In addition, Pascal Colombani, current director, will be appointed to the role of Lead Independent Director, effective May 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

	By:	/s/ Dianne B. Ralston
Date: January 9, 2019	Name:	Dianne B. Ralston
	Title:	Executive Vice President,
Chief Legal Officer and Secretary